Exhibit 5.3

HUNTON & WILLIAMS LLP

RIVERFRONT PLAZA, EAST TOWER

951 EAST BYRD STREET

RICHMOND, VIRGINIA 23219

December 10, 2004

Board of Directors

Albemarle Corporation

330 South Fourth Street

Richmond, Virginia 23219

Albemarle Corporation

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Albemarle Corporation, a Virginia corporation (the “Company”), in connection with (1) its Registration Statement on Form S-3, as amended (Registration No. 333-119723) (the “Registration Statement”), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on October 13, 2004 pursuant to the Securities Act of 1933, as amended (the “Act”), and (2) the Company’s proposed offering and sale of up to $300,000,000 aggregate principal amount of its Senior Notes due 2014 (the “Notes”). The Notes are proposed to be offered and sold as described in the preliminary prospectus, dated December 10, 2004, and the preliminary prospectus supplement thereto, dated December 10, 2004, each contained in the Registration Statement (collectively, the “Prospectus”). The Notes will be issued pursuant to an indenture between the Company and The Bank of New York, as trustee, as amended and supplemented by the first supplemental indenture thereto (collectively, the “Indenture”).

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Act.

In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all

Board of Directors

Albemarle Corporation

December 10, 2004

documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the genuineness of signatures not witnessed by us and (iv) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by the Company and the validity, binding effect and enforceability thereof upon the Company).

We are members of the Virginia and New York bars and we do not purport to express an opinion on any laws other than the laws of the Commonwealth of Virginia and the State of New York and the federal laws of the United States of America.

Based upon the foregoing and the further qualifications stated below, we are of the opinion that:

1. The Company is duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

2. The Notes have been duly authorized and, when (a) the Indenture has been duly executed and delivered, (b) the Notes have been duly executed and authenticated in accordance with the Indenture and (c) the Notes have been sold as contemplated in the Registration Statement and the Prospectus, the Notes will be validly issued and will constitute valid and binding obligations of the Company, enforceable in accordance with their terms and the Indenture, except as the enforceability thereof may be limited or otherwise affected by (x) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights generally and (y) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the statement made in reference to this firm under the caption “Validity of Securities” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Hunton & Williams LLP